Registration No. 33-_____


              SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC 20549

                        FORM S-8

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         USCI, INC.
  (Exact name of registrant as specified in its charter)

Delaware                                    13-3702647
(State or other jurisdiction of            (IRS Employer
incorporation or organization)          Identification No.)

6115-A Jimmy Carter Boulevard, Norcross, Georgia     30071
(Address of principal executive offices)         (Zip Code)

  USCI, Inc. Amended and Restated 1992 Stock Option Plan
                   (Full title of Plan)

          Bruce A. Hahn, Chief Executive Officer
                     USCI, Inc.
            6115-A Jimmy Carter Boulevard
              Norcross, Georgia 30071
       (Name and address of agent for service)

                   (770) 840-8888
 (Telephone number, including area code, of agent for service)

                 With a copy to:
               Leonard R. Glass, Esq.
     Cole, Schotz, Meisel, Forman & Leonard, P.A.
                 25 Main Street
           Hackensack, New Jersey 07602

     C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E
============================================================================================
                                        Proposed Maximum   Proposed Maximum    Amount of
Title of Securities    Amount to be     Offering Price     Aggregate           Registration
to be Registered (1)   Registered       Per Security (2)   Offering Price(2)   Fee
--------------------------------------------------------------------------------------------
Common Stock,          613,185 shares   $6.01              $3,686,831          $1,272.00
$.0001 par value

Common Stock,          136,815 shares   $4.75              $  649,872          $  224.00
$.0001 par value

Total                  750,000 shares                      $4,336,703          $1,496.00
============================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the operation of the anti-dilution provision of the USCI, Inc. Amended and Restated 1992 Stock Option Plan.

(2) Determined in accordance with Rule 457(h), the registration fee is based on the option exercise price per share for those shares presently subject to options and, for shares not presently subject to options, on the average of the high and low prices reported on the Nasdaq National Market on November 12, 1996.

/TABLE
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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents as filed with the Securities and Exchange Commission (the "Commission") by USCI, Inc. (the
"Company") are hereby incorporated by reference in this Registration Statement.

     a. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995.

     b.1 Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996.

     b.2 Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1996.

     b.3 Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1996.

     b.4  Current Reports of the Company on Form 8-K dated
          May 19, 1995, (as amended January 22, 1996); January 5,
          1996; and July 8, 1996.

     c. The description of the Company's Common Stock, $.0001 par value per share, as set forth in the Company's
          Registration Statement on Form S-1 on Form S-3. [Reg.
          No. 33-88828] as filed with the Commission and declared effective on May 15, 1995.

     All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     The validity of the shares of Common Stock being registered hereunder has been passed upon for the Company by Cole, Schotz, Meisel, Forman & Leonard, P.A. Attorneys in such law firm beneficially own less than three (3) per cent of the outstanding shares of the Company's Common Stock.






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Item 6. Indemnification of Directors and Officers.

     Article Seventh of the Company's Certificate of
Incorporation provides with respect to the indemnification of directors and officers that the Company shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Company the power to indemnify. Article Seventh of the Certificate of Incorporation of the Company also provides that no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to
(1) a breach of the director's duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General
Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General
Corporation Law, as amended from time to time.

     Article XIII of the bylaws of the Company provides for the indemnification of directors, officers, employees, and agents of the Company, as well as others serving at the Company's request in such capacity for another entity, in certain specific instances in accordance with the Delaware General Corporation
Law. In an action brought by or in the right of the Company, the individual is entitled to indemnification of expenses of defense or settlement if he acted in good faith, and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be afforded in instances where the individual has been adjudged liable to the Company, unless the court hearing such action determines that despite the adjudication of liability the individual is fairly and reasonably entitled to indemnity. In all other actions, the individual is entitled to indemnification of expenses, judgments, fines, and amounts paid in settlement if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. The indemnification for any such action (other than as ordered by a court) may be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Such determination must be made by a majority vote of disinterested directors or, in certain specific instances, by independent legal counsel or by the stockholders.








                         II-2
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

     The bylaws of the Company provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees, and agents, as well as others serving at the Company's request in such capacity for another entity, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such directors, officers, employees, or agents against such liability under the Delaware General Corporation Law. The Company has purchased and maintains such insurance pursuant to such authorization for the officers and the directors of the Company.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

      4.1 USCI, Inc. Amended and Restated 1992 Stock Option Plan.

      5.  Opinion of Cole, Schotz, Meisel, Forman & Leonard,
          P.A., as to the legality of the shares being registered.

     23.1 Consent of Cole, Schotz, Meisel, Forman & Leonard, P.A.
          (included in Exhibit 5 to this Registration Statement).

     23.2 Consent of Arthur Andersen LLP.

     24.1 Power of Attorney (contained on page II-6 hereof).

9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section
10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         II-3
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

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         II-4
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                           SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant, USCI, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norcross, State of Georgia, on the 18th day of November, 1996.

                              USCI, Inc.
                              Registrant


                              By:   /s/ Bruce A. Hahn
                                   ---------------------------
                                   Bruce A. Hahn, Chairman of
                                   the Board, President and
                                   Chief Executive Officer




































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                        POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Bruce A. Hahn and Robert J. Kostrinsky, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                       Date
-------------------------------------------------------------------------------
/s/ Bruce A. Hahn             Chairman of the Board,         November 18, 1996
-------------------------     President and Chief
Bruce A. Hahn                 Executive Officer, Director

/s/ Robert J. Kostrinsky      Chief Financial Officer        November 18, 1996
-------------------------     and Principal
Robert J. Kostrinsky          Accounting Officer

/s/ Edgar Puthuff
-------------------------     Director                       November 18, 1996
Edgar Puthuff

/s/ Jerome S. Baron
-------------------------     Director                       November 18, 1996
Jerome S. Baron

/s/ Lawrence Burstein
-------------------------     Director                       November 18, 1996
Lawrence Burstein

/s/ Salvatore T. DiMascio
--------------------------    Director                       November 18, 1996
Salvatore T. DiMascio




                              II-6
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                            EXHIBIT INDEX



Exhibit No.    Description

4.1            USCI, Inc. Amended and Restated 1992 Stock Option Plan.

5. Opinion of Cole, Schotz, Meisel, Forman & Leonard, P.A. as to the legality of the shares being registered.

23.1           Consent of Cole, Schotz, Meisel, Forman & Leonard, P.A.
               (included in Exhibit 5 to this Registration Statement).

23.2           Consent of Arthur Andersen

24.1           Power of Attorney (contained on page II-6 hereof).





































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